Astec Industries, Inc.

News Release

1725 Shepherd Road | Chattanooga, TN 37421 | Phone (423) 899-5898 | Fax 899-4456

ASTEC INDUSTRIES REPORTS THIRD QUARTER RESULTS WITH HISTORICAL QUARTERLY HIGHS IN REVENUES AND NET INCOME

CHATTANOOGA, Tenn. (October 21, 2008) - Astec Industries, Inc. (Nasdaq:  ASTE) today reported results for its third quarter ended September 30, 2008.

Revenues for the third quarter of 2008 were $237.4 million compared with $206.2 million for the third quarter of 2007 for a 15.1% increase.  Domestic sales accounted for $135.3 million during the third quarter of 2008 compared to $131.7 million during the third quarter of 2007.  International sales accounted for $102.1 million of revenues during the third quarter of 2008 compared to $74.5 million during the third quarter of 2007.  The Company reported net income of $16.0 million for the third quarter of 2008 compared to net income of $11.6 million for the third quarter of 2007 for an increase of 37.9%.  Net income for the third quarter of 2008 was $0.71 per diluted share compared to $0.51 per diluted share for the third quarter of 2007 for a 39.2% increase.

The Company’s backlog at September 30, 2008 was $255.7 million compared to $239.9 million at September 30, 2007 for a 6.6% increase.

Consolidated financial statements for the third quarter ended September 30, 2008 and additional information related to segment revenues, profits, and backlog are attached to this press release.

Commenting on the announcement, Dr. J. Don Brock, Chairman and Chief Executive Officer, stated, “We are very pleased with our third quarter results.  With our present backlog, we expect a strong finish for the year.  The injection of $8.0 billion into the Highway Trust Fund ensures full funding at the federal level for 2009.  Many states, however, are experiencing lower tax revenues as a result of the economic downturn and, in particular, the higher oil prices.  The current trend toward lower oil prices should positively impact the state fuel tax collections as drivers return to the road and reduce the price of asphalt resulting in a greater number of road building contracts.  Furthermore, the growth in the energy and mining portions of our business and the strong possibility of a stimulus package for roads and bridges gives us hope of continued strength and growth in 2009.”

Investor Conference Call and Web Simulcast

Astec will conduct a conference call on October 21, 2008, at 10:00 A.M. Eastern Time to review its third quarter results as well as current business conditions.  The number to call for this interactive teleconference is (877) 407-9210.  International callers should dial (201) 689-8049.   Please reference Astec Industries.

The company will also provide an online Web simulcast and rebroadcast of the conference call.  The live broadcast of Astec’s conference call will be available online at the Company’s website:  www.astecindustries.com/www/docs/100, Conference Calls Section.  An archived webcast will be available for 90 days at www.astecindustries.com.

A replay of the conference call will be available through midnight on Tuesday, November 4, 2008, by dialing (877) 660-6853, or (201) 612-7415 for international callers, Account #286, Conference ID# 300071.  A transcription of the conference call will be made available under the Investor Relation section of the Astec Industries, Inc. website within 5 days after the call.

Astec Industries, Inc. is a manufacturer of specialized equipment for building and restoring the world’s infrastructure.  Astec’s manufacturing operations are divided into four business segments:  aggregate processing and mining equipment; asphalt production equipment; mobile asphalt paving equipment; and underground boring, directional drilling and trenching equipment.  Astec also has a company engaged in the wood chipping and grinding industry.

The information contained in this press release contains "forward-looking statements" (within the meaning of the Private Securities Litigation Reform Act of 1995) regarding the future performance of the Company, including statements about the Company’s financial performance for the fourth quarter and future generally, the ability to maintain or improve margins, the economy, the need for road improvements, state and federal initiatives to increase funding, the awarding of future contracts, the market’s acceptance of new products, the Company’s improving market share, and the increase in international sales.  These forward-looking statements reflect management’s expectations and are based upon currently available information, and the Company undertakes no obligation to update or revise such statements.  These statements are not guarantees of performance and are inherently subject to risks and uncertainties, many of which cannot be predicted or anticipated.  Future events and actual results, financial or otherwise, could differ materially from those expressed in or implied by the forward-looking statements.  Important factors that could cause future events or actual results to differ materially include: general uncertainty in the economy, downturns in the general economy or the commercial construction industry, cyclical nature of the commercial, construction industry and the customization of the equipment the Company sells,  increases in the price of oil or decreases in the availability of oil, increases in the price of raw materials, a failure to comply with covenants in the Company’s credit agreement, contingent liability for certain customer debt, rising interest rates, rising steel and steel component pricing, delayed or decreased funding for highway construction and maintenance, managing and expanding in international markets, the timing of large contracts, production capacity, general business conditions in the industry, demand for the Company’s products, seasonality of sales volumes, competitive activity and those other factors listed from time to time in the Company’s reports filed with the Securities and Exchange Commission, including but not limited to the Company’s annual report on Form 10-K for the year ended December 31, 2007.

For Additional Information Contact:

J. Don Brock
Chairman of the Board & C.E.O.
Phone: (423) 867-4210
Fax: (423) 867-4127
E-mail: dbrock@astecindustries.com
or
F. McKamy Hall
Vice President and Chief Financial Officer
Phone:  (423) 899-5898
Fax:  (423) 899-4456
E-mail: mhall@astecindustries.com
or
Stephen C. Anderson
Secretary / Director of Investor Relations
Phone:  (423) 899-5898
Fax:  (423) 899-4456
E-mail:  sanderson@astecindustries.com

Astec Industries, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	Sept 30,	Sept 30,
	2008	2007
Assets
Current assets
Cash and cash equivalents	$28,839	$48,164
Receivables, net	93,912	83,324
Inventories	249,378	201,982
Prepaid expenses and other	17,158	14,025
Total current assets	389,287	347,495
Property and equipment, net	147,822	137,312
Other assets	68,368	42,689
Total assets	$605,477	$527,496
Liabilities and shareholders' equity
Current liabilities
Accounts payable	$55,115	$55,303
Other current liabilities	88,131	83,511
Total current liabilities	143,246	138,814
Other non-current liabilities	25,405	22,646
Minority interest in consolidated subsidiary	836	833
Total shareholders' equity	435,990	365,203
Total liabilities and shareholders' equity	$605,477	$527,496

Astec Industries, Inc. and Subsidiaries
Consolidated Statements of Operations
(In thousands)
(Unaudited)

	Three Months Ended Sept 30,		Nine Months Ended Sept 30,
	2008	2007	2008	2007
Net sales	$237,443	$206,239	$778,218	$648,216
Cost of sales	178,640	157,678	586,906	486,339
Gross profit	58,803	48,561	191,312	161,877
Selling, general, administrative & engineering expenses	34,269	31,926	106,638	92,774
Income from operations	24,534	16,635	84,674	69,103
Interest expense	276	149	528	765
Other income, net of expenses	260	638	1,099	2,038
Income before income taxes and minority interest	24,518	17,124	85,245	70,376
Income taxes	8,512	5,482	30,593	24,812
Minority interest in earnings of subsidiary	44	68	99	151
Net income	$15,962	$11,574	$54,553	$45,413

Earnings per Common Share
Net income
Basic	$0.72	$0.52	$2.45	$2.08
Diluted	$0.71	$0.51	$2.41	$2.03

Weighted average common shares outstanding
Basic	22,289,973	22,116,275	22,270,121	21,881,565
Diluted	22,600,978	22,581,075	22,595,174	22,393,677

Astec Industries, Inc. and Subsidiaries
Segment Revenues and Profits
For the three months ended September 30, 2008 and 2007
(in thousands)
(Unaudited)
	Asphalt Group	Aggregate and Mining Group	Mobile Asphalt Paving Group	Underground Group	All Others	Total
2008 Revenues	56,658	90,268	27,993	40,443	22,081	237,443
2007 Revenues	51,860	81,801	33,323	28,335	10,920	206,239
Change $	4,798	8,467	(5,330)	12,108	11,161	31,204
Change %	9.3%	10.4%	(16.0%)	42.7%	102.2%	15.1%

2008 Gross Profit	17,045	20,402	6,547	11,318	3,491	58,803
2008 Gross Profit %	30.1%	22.6%	23.4%	28.0%	15.8%	24.8%
2007 Gross Profit	12,375	18,700	8,096	7,498	1,892	48,561
2007 Gross Profit %	23.9%	22.9%	24.3%	26.5%	17.3%	23.5%
Change	4,670	1,702	(1,549)	3,820	1,599	10,242

2008 Profit (Loss)	10,675	10,773	1,465	6,583	(11,948)	17,548
2007 Profit (Loss)	6,656	8,154	3,542	3,223	(9,794)	11,781
Change $	4,019	2,619	(2,077)	3,360	(2,154)	5,767
Change %	60.4%	32.1%	(58.6%)	104.3%	(22.0%)	49.0%

Segment revenues are reported net of intersegment revenues. Segment gross profit is net of profit on intersegment revenues. A reconciliation of total segment profits to the Company's consolidated net income is as follows:

	For the three months ended September 30,
	2008	2007
Total profit for all segments	$17,548	$11,781
Minority interest in earnings of subsidiary	(44)	(68)
Elimination of intersegment profit	(1,542)	(139)
Consolidated net income	$15,962	$11,574

Astec Industries, Inc. and Subsidiaries
Segment Revenues and Profits
For the nine months ended September 30, 2008 and 2007
(in thousands)
(Unaudited)
	Asphalt Group	Aggregate and Mining Group	Mobile Asphalt Paving Group	Underground Group	All Others	Total
2008 Revenues	200,572	273,753	130,180	109,298	64,415	778,218
2007 Revenues	183,507	253,138	117,662	82,988	10,921	648,216
Change $	17,065	20,615	12,518	26,310	53,494	130,002
Change %	9.3%	8.1%	10.6%	31.7%	489.8%	20.1%

2008 Gross Profit	54,652	66,087	32,696	26,728	11,149	191,312
2008 Gross Profit %	27.2%	24.1%	25.1%	24.5%	17.3%	24.6%
2007 Gross Profit	48,358	62,444	28,999	20,209	1,867	161,877
2007 Gross Profit %	26.4%	24.7%	24.6%	24.4%	17.1%	25.0%
Change	6,294	3,643	3,697	6,519	9,282	29,435

2008 Profit (Loss)	33,964	32,942	16,030	11,972	(38,724)	56,184
2007 Profit (Loss)	29,827	30,859	14,768	6,515	(36,534)	45,435
Change $	4,137	2,083	1,262	5,457	(2,190)	10,749
Change %	13.9%	6.8%	8.5%	83.8%	(6.0%)	23.7%

Segment revenues are reported net of intersegment revenues. Segment gross profit is net of profit on intersegment revenues. A reconciliation of total segment profits to the Company's consolidated net income is as follows:

	For the nine months ended September 30,
	2008	2007
Total profit for all segments	$56,184	$45,435
Minority interest in earnings of subsidiary	(99)	(151)
Recapture (elimination) of intersegment profit	(1,532)	129
Consolidated net income	$54,553	$45,413

Astec Industries, Inc. and Subsidiaries
Backlog by Segment
September 30, 2008 and 2007
(in thousands)
(Unaudited)
	Asphalt Group	Aggregate and Mining Group	Mobile Asphalt Paving Group	Underground Group	All Others	Total
2008 Backlog	126,604	104,365	974	14,841	8,880	255,664
2007 Backlog	110,234	96,363	2,779	21,638	8,892	239,906
Change $	16,370	8,002	(1,805)	(6,797)	(12)	15,758
Change %	14.9%	8.3%	(65.0%)	(31.4%)	(0.1%)	6.6%